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                                                                    EXHIBIT 21.1

                     INSIGHTFUL CORPORATION AND SUBSIDIARIES

                                  SUBSIDIARIES


         Name                           Jurisdiction of Incorporation               Percent Owned
         ----                           -----------------------------               -------------
Statistical Sciences, Inc.                      Massachusetts                            100%
Trimetrix, Inc.                                   Washington                             100%
Distance Training.com                              Delaware                              100%
Acroscience Corporation                           Washington                             100%
Predict AG                                       Switzerland                             100%
Insightful GmbH                                    Germany                               100%
Insightful SAS                                      France                               100%